UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 15, 2015

Citigroup Commercial Mortgage Trust 2015-GC29
(Exact name of issuing entity)

Citigroup Commercial Mortgage Securities Inc.
(Exact name of the depositor as specified in its charter)

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Rialto Mortgage Finance, LLC
FCRE REL, LLC

(Exact name of sponsors as specified in their charters)

Delaware	333-189017-08	86-1073506
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification
of incorporation of depositor)	of issuing entity)	No. of depositor)

388 Greenwich Street
New York, New York	10013
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code	(212) 816-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On April 15, 2015 (the “Closing Date”), Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Situs Holdings, LLC, as operating advisor, Citibank, N.A., as certificate administrator, and Deutsche Bank Trust Company Americas, as trustee, of Citigroup Commercial Mortgage Trust 2015-GC29, Commercial Mortgage Pass-Through Certificates, Series 2015-GC29 (the “Certificates”).

Certain classes of the Certificates were offered for sale to the public, pursuant to the Depositor’s Base Prospectus, dated January 16, 2015, as supplemented by the Prospectus Supplement, dated April 1, 2015 (the “Prospectus Supplement”).

The Certificates represent, in the aggregate, the entire beneficial ownership in Citigroup Commercial Mortgage Trust 2015-GC29 (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.  As of the Closing Date, the assets of the Issuing Entity consisted primarily of 86 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 108 commercial and multifamily properties.

The Mortgage Loan secured by the mortgaged property identified on Annex A to the Prospectus Supplement as 3 Columbus Circle (the “3 Columbus Circle Mortgage Loan”) is part of a loan combination (the “3 Columbus Circle Loan Combination”) comprised of the subject Mortgage Loan included in the Issuing Entity and four pari passu companion loans (each, a “3 Columbus Circle Companion Loan”) that are held outside the Issuing Entity, all of which are secured by the same mortgage or deed of trust encumbering the same mortgaged property. As of the Closing Date, the 3 Columbus Circle Companion Loan, evidenced by the non-controlling promissory note A-4, was part of the mortgage pool backing the COMM 2015-CCRE22 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “COMM 2015-CCRE22 Certificates”), and during the period from the Closing Date to May 15, 2015, the 3 Columbus Circle Loan Combination has been serviced pursuant to the pooling and servicing agreement governing the issuance of the COMM 2015-CCRE22 Certificates, dated as of March 1, 2015 (the “COMM 2015-CCRE22 PSA”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer (the “COMM 2015-CCRE22 Master Servicer”), LNR Partners, LLC, as general special servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for the 3 Columbus Circle Loan Combination (the “COMM 2015-CCRE22 Special Servicer”), Wilmington Trust, National Association, as trustee (the “COMM 2015-CCRE22 Trustee”),  Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor.

On May 15, 2015, the 3 Columbus Circle Companion Loan evidenced by the controlling promissory note A-1, was included in the mortgage pool backing the COMM 2015-CCRE23 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “COMM 2015-CCRE23 Certificates”), and from and after May 15, 2015, the 3 Columbus Circle Loan Combination has been (and is expected to continue to be) serviced pursuant to the pooling and servicing agreement governing the issuance of the COMM 2015-CCRE23 Certificates, dated as of May 1, 2015 (the “COMM 2015-CCRE23 PSA”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “COMM 2015-CCRE23 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer

(the “COMM 2015-CCRE23 Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “COMM 2015-CCRE23 Special Servicer”), Wilmington Trust, National Association, as trustee (the “COMM 2015-CCRE23 Trustee”),  Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Pentalpha Surveillance LLC, as operating advisor.  The COMM 2015-CCRE23 Master Servicer and the COMM 2015-CCRE23 Special Servicer are responsible for servicing the 3 Columbus Circle Loan Combination and administering the related mortgaged property, and the COMM 2015-CCRE23 Trustee is the mortgagee of record with respect to the 3 Columbus Circle Loan Combination.

The COMM 2015-CCRE23 PSA, in the form most recently filed with the Securities and Exchange Commission by the COMM 2015-CCRE23 Depositor, is attached as an exhibit hereto.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1
Pooling and Servicing Agreement governing the issuance of the COMM 2015-CCRE23 certificates, dated as of May 1, 2015, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as a special servicer, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian.

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2015	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
	By:	/s/ Richard Simpson Name: Richard Simpson Title: Authorized Signatory

CGCMT 2015-GC29 – Form 8-K (3 Columbus Circle)

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

10.1
Pooling and Servicing Agreement governing the issuance of the COMM 2015-CCRE23 certificates, dated as of May 1, 2015, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as a special servicer, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian.
(E)